SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report: (Date of earliest event reported) August 20, 1997

                                 Summit Bancorp.
             (Exact name of Registrant as Specified in its Charter)

                NEW JERSEY          1-6451                22-1903313
       (State or other juris-    (Commission            (IRS Employer
      diction of incorporation     File No.)          Identification No.)
            or organization)


                       301 Carnegie Center, P.O. Box 2066,
                        Princeton, New Jersey 08543-2066
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (609) 987-3200
              (Registrant's Telephone Number, including area code)

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Item 5.   Other Events

          On August 20, 1997 the Board of Directors of Summit Bancorp. approved a 3-for-2 stock split of its common stock, payable on September 24, 1997 to shareholders of record on September 3, 1997. The Summit Board also approved a 12.5 percent increase in the Registrant's quarterly common stock cash dividend from $.24 per common share (as adjusted for the stock split) to $.27 per share on a post-split basis. The common stock cash dividend is payable November 3, 1997 to shareholders of record on October 9, 1997.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: September 2, 1997              SUMMIT BANCORP.
                                     (Registrant)

                                     By: /s/ RICHARD F. OBER, JR.
                                             Richard F. Ober, Jr.
                                             Executive Vice President


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